EXHIBIT 99.1

PRESS RELEASE

	Contact:	John Simmons, V.P., CFO
Stewart & Stevenson Services, Inc.
713-868-7700
FOR IMMEDIATE RELEASE

STEWART & STEVENSON SERVICES REPORTS

FIRST QUARTER 2005 RESULTS

First Quarter Net Earnings were $0.26 per Diluted Share

First Quarter Net Earnings from Continuing Operations were $0.32 per Diluted Share

HOUSTON — May 26, 2005 — Stewart & Stevenson Services, Inc. (NYSE: SVC) announced results for the first quarter of fiscal 2005, which ended on April 30, 2005.

Sales for the first quarter of fiscal 2005 totaled $311.6 million compared to sales of $262.4 million in the same period a year ago.  Net earnings in the first quarter of fiscal 2005 were $7.7 million, or $0.26 per diluted share, compared to $5.4 million, or $0.19 per diluted share, in the first quarter of fiscal 2004.  Net earnings from continuing operations in the first quarter of fiscal 2005 were $9.3 million, or $0.32 per diluted share, compared to $8.8 million, or $0.30 per diluted share, in the first quarter of fiscal 2004.

On April 8, 2005, the company completed the acquisition of Automotive Technik (Holdings) Limited (“ATHL”), the United Kingdom manufacturer of the light tactical vehicle known as the Pinzgauer, for £25.0 million ($47.2 million). ATHL operations had no material impact on operating income during the first quarter of Fiscal 2005.

Max L. Lukens, the company’s President and Chief Executive Officer, stated, “We are pleased that the strategic initiatives we have taken to improve the company’s overall performance are producing results.  All of our operating segments were profitable for the first quarter, and we continue to work toward our return goals for the corporation.  The acquisition of ATHL represents a strategic action aimed at enhancing value for our shareholders by broadening the product offering of the Tactical Vehicle Systems segment.”

Segment Data

The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $165.5 million in the first quarter of fiscal 2005 compared to $138.8 million in the prior year’s first quarter.  Operating profit for the first quarter of fiscal 2005 decreased to $13.2 million compared to $19.4 million in the first quarter of fiscal 2004.  As previously disclosed, operating margins will be lower in fiscal 2005 as a result of the expected lower contract margins associated with the current multi-year contract with the U.S. Army to produce the Family of Medium Tactical Vehicles (“FMTV”) which began production in November 2004.  The lower margins on this contract were partially offset by sales under U.S. Army contracts to produce Low Signature Armored Cabs (“LSAC”) for use on the FMTV. The first quarter of 2005 included the sale of 621 LSAC units.

The Power Products segment, which is responsible for sales and aftermarket support of a wide range of industrial and transportation equipment, recorded sales of $117.0 million in the first quarter of fiscal 2005 compared to sales of $106.3 million a year ago.  The increase in sales is primarily attributable to higher equipment sales volume resulting from focused sales efforts as well as improving economic conditions in the company’s primary markets.  The first quarter 2005 operating profit totaled $2.4 million compared to a $0.2 million operating loss in the comparable period of fiscal 2004.  The improvement in operating profit in this segment is largely attributable to the increased equipment sales volume.

The Engineered Products segment, which manufactures equipment for the well servicing industry, as well as mobile railcar movers, off-road seismic vehicles, and snow blowers, recorded sales of $29.0 million for the first quarter of fiscal 2005 compared to $17.3 million last year.  The increased sales volume is largely attributable to strong demand for well servicing equipment as reflected in this segment’s backlog of $90 million as of April 30, 2005.  Operating profit for the first quarter of fiscal 2005 totaled $1.3 million compared to a loss of $1.8 million in the previous year primarily as a result of cost reductions and improved project execution on the increased sales volume.

Discontinued Operations

During the first quarter of fiscal 2005, the company decided to pursue the sale of the business assets and operations of four California distribution locations within the Power Products segment after concluding that the investment in this geographic territory does not meet the company’s long-term objectives.  Accordingly, the identified assets and liabilities of $20 million and results of operations for this portion of the Power Products business are being reported as discontinued operations for all periods presented.

Losses from discontinued operations of $0.06 per diluted share represented the ongoing overhead costs associated with the wind-down activities of the Distributed Energy Solutions business and costs related to the ongoing post-closing finalization of the Airline Products segment which was sold in the fourth quarter of fiscal 2004.

Liquidity and Backlog

Total cash and short-term investments were $113.5 million at the end of the quarter after funding $42.3 million net for the acquisition of ATHL during the quarter. This usage of cash was partially offset by a $15.0 million collection of a note receivable related to the sale of the Airline Products business during the fourth quarter of fiscal 2004.  Net cash provided by operating activities in the first quarter of fiscal 2005 was $9.9 million.

Committed backlog at the end of the first quarter exceeded $1 billion, primarily as a result of the funding of the third production year under the FMTV contract and additional orders in all three of our continuing operating segments.

Conference Call

Stewart & Stevenson Services has scheduled a conference call for Thursday, May 26, 2005 at 10:00 a.m. Eastern Time to review first quarter results.  To listen to the call, dial 888-396-2384 or 617-847-8711 and use pass code 44803382 at least ten minutes before the conference call begins.  A telephonic replay of the conference call will be available until June 2, 2005 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 58636622.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the company’s web site at www.ssss.com.  To listen to the live call on the web, please visit the Stewart & Stevenson web site at least fifteen minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live web cast, an audio archive will be available shortly after the call ends.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, marine, petroleum, and transportation.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions to Tactical Vehicle Systems segment, risks associated with Distributed Energy Solutions segment, risks of fixed-price contracts, risks as to rising steel prices, risks as to cost controls,  risks of general economic conditions, risks of oil and gas industry economic conditions, risks as to distributorships, risks as to licenses, risk of competition, risks relating to technology, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of claims and litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to acquisitions and restructuring activities, risks as to currency fluctuations, risks as to environmental and safety matters, and credit risks  all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	April 30, 2005	May 1, 2004
	(Unaudited)

Sales	$311,562	$262,350
Cost of sales	274,909	225,760

Gross profit	36,653	36,590

Selling and administrative expenses	23,070	23,241
Other income, net	(739)	(587)

Operating profit	14,322	13,936

Interest expense	525	517
Interest income	(760)	(254)

Earnings from continuing operations before income taxes	14,557	13,673
Income tax expense	5,224	4,866
Net earnings from continuing operations	9,333	8,807
Loss from discontinued operations, net of tax of ($417) and ($1,784)	(1,641)	(3,365)
Net earnings	$7,692	$5,442

Weighted average shares outstanding:
Basic	28,927	28,671
Diluted	29,433	28,934

Earnings (loss) per share:
Basic:
Continuing operations	$0.32	$0.31
Discontinued operations	(0.05)	(0.12)
Net earnings per share	$0.27	$0.19

Diluted:
Continuing operations	$0.32	$0.30
Discontinued operations	(0.06)	(0.11)
Net earnings per share	$0.26	$0.19

Cash dividends per share	$0.085	$0.085

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Dollars in thousands)

	Three Months Ended
	April 30, 2005	May 1, 2004
	(Unaudited)

Sales
Tactical Vehicle Systems	$165,518	$138,783
Power Products	117,011	106,299
Engineered Products	29,033	17,268
Total sales	$311,562	$262,350

Operating profit (loss)
Tactical Vehicle Systems	$13,175	$19,441
Power Products	2,377	(229)
Engineered Products	1,274	(1,809)
Corporate expenses, net	(2,504)	(3,467)
Total operating profit	14,322	13,936

Interest expense	525	517
Interest income	(760)	(254)
Earnings from continuing operations before income taxes	$14,557	$13,673

Operating profit (loss) percentage
Tactical Vehicle Systems	8.0%	14.0%
Power Products	2.0	(0.2)
Engineered Products	4.4	(10.5)
Consolidated	4.6%	5.3%

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

	April 30, 2005	January 31, 2005
	(Unaudited)

Assets
Current Assets:
Cash and cash equivalents	$102,761	$130,447
Short-term investments	10,775	2,480
Accounts receivable, net	129,790	143,600
Recoverable costs and accrued profits not yet billed	24,750	26,544
Inventories	128,809	112,889
Excess of current cost over LIFO values	(35,667)	(35,168)
Deferred income tax asset	5,750	5,647
Income tax receivable	6,471	7,223
Other current assets	5,685	4,987
Total assets of discontinued operations	46,636	68,186
Total Current Assets	425,760	466,835

Property, Plant and Equipment, net	113,545	115,568
Deferred Income Tax Asset	18,784	20,874
Intangibles and Other Assets, net	52,648	10,065
Total Assets	$610,737	$613,342

Liabilities and Shareholders' Equity
Current Liabilities:
Notes payable	$3,783	$1,671
Accounts payable	89,782	81,716
Accrued payrolls and incentives	20,818	22,941
Billings in excess of incurred costs	45,227	59,894
Other current liabilities	43,684	36,691
Total liabilities of discontinued operations	28,268	38,770
Total Current Liabilities	231,562	241,683

Long-Term Debt	25,069	25,000
Accrued Postretirement Benefits and Pension	58,005	57,621
Other Long-Term Liabilities	3,827	4,318
Total Liabilities	318,463	328,622
Shareholders' Equity:
Common stock, without par value, 100,000,000 shares authorized; 29,009,789 and 28,865,070 shares issued, respectively	62,138	59,616
Accumulated other comprehensive loss	(36,255)	(36,048)
Retained earnings	266,391	261,152
Total Shareholders' Equity	292,274	284,720
Total Liabilities and Shareholders' Equity	$610,737	$613,342

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	April 30, 2005	May 1, 2004
	(Unaudited)

Operating Activities
Net earnings	$7,692	$5,442
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net loss from discontinued operations	1,641	3,365
Deferred tax expense	3,107	517
Depreciation and amortization	5,445	6,524
Loss (gain) on sale of assets	13	(346)
Change in operating assets and liabilities net of the effect of acquisition, divestiture and discontinued operations:
Accounts receivable, net	6,830	33,598
Recoverable costs and accrued profits not yet billed	1,794	1,346
Inventories	(8,145)	3,620
Other current and noncurrent assets	2,230	5,714
Accounts payable	965	(8,454)
Accrued payrolls and incentives	(4,202)	339
Billings in excess of incurred costs	(14,667)	(3,771)
Other current liabilities	(1,899)	1,695
Accrued postretirement benefits and pension	384	555
Other, net	(759)	(1,670)
Net Cash Provided by Continuing Operations	429	48,474
Net Cash Provided by (Used in) Discontinued Operations	9,481	(4,857)
Net Cash Provided by Operating Activities	9,910	43,617

Investing Activities
Capital expenditures, excluding rental equipment	(1,632)	(2,008)
Additions to rental equipment	(770)	(763)
Proceeds from sale of businesses	15,126	3,168
Acquisition of businesses, net of cash acquired	(42,308)	—
Proceeds from disposal of property, plant and equipment	588	2,266
Short-term investments	(8,295)	(3,490)
Net investing activities of discontinued operations	39	37
Net Cash Used in Investing Activities	(37,252)	(790)

Financing Activities
Loan acquisition costs	(76)	—
Change in short-term notes payable	69	(24)
Dividends paid	(2,454)	(2,434)
Proceeds from exercise of stock options	2,065	740
Net Cash Used in Financing Activities	(396)	(1,718)

Effect of exchange rate changes on cash	52	—
Increase (decrease) in cash and cash equivalents	(27,686)	41,109
Cash and cash equivalents, beginning of period	130,447	53,959
Cash and cash equivalents, end of period	$102,761	$95,068

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SELECTED OTHER INFORMATION

Continuing Operations

	ORDER BACKLOG
	January 31,	May 1,	July 31,	October 30,	January 31,	April 30,
	2004	2004	2004	2004	2005	2005
	($Millions)
Tactical Vehicle Systems	$453.0	$591.2	$496.7	$450.9	$456.6	$909.9

Power Products	27.8	27.2	41.7	37.7	39.3	52.6

Engineered Products	20.1	30.9	26.6	47.1	91.9	89.5

	$500.9	$649.3	$565.0	$535.7	$587.8	$1,052.0

	TACTICAL VEHICLE SYSTEMS UNIT DELIVERIES
	Fiscal 2004
	1Q	2Q	3Q	4Q	Total

Trucks	743	751	683	627	2,804

LSACs	—	—	—	270	270

Trailers	204	201	146	179	730

Sales (millions)	$139	$141	$133	$137	$550

	Fiscal 2005
Estimated Unit Deliveries	1Q	2Q*	3Q*	4Q*	Total*

Trucks	627	738	816	804	2,985

LSACs	621	853	292	—	1,766

Trailers	291	426	502	485	1,704

Sales (millions)	$166	$209	$174	$148	$697

*Based on current customer forecasts and other data.

See cautionary statements above for important information regarding forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

RESTATED SEGMENT INFORMATION

(Dollars in Thousands)

	Three Months Ended (Unaudited)
	April 30, 2005	January 31, 2005	October 30, 2004	July 31, 2004	May 1, 2004

Sales
Tactical Vehicle Systems	$165,518	$136,853	$133,431	$140,737	$138,783
Power Products	117,011	121,244	113,769	109,720	106,299
Engineered Products	29,033	33,866	25,356	21,936	17,268
Total sales	$311,562	$291,963	$272,556	$272,393	$262,350

Operating profit (loss)
Tactical Vehicle Systems	$13,175	$9,983	$15,958	$18,711	$19,441
Power Products	2,377	6,043	2,160	2,200	(229)
Engineered Products	1,274	1,977	805	1,113	(1,809)
Corporate expenses, net	(2,504)	(3,676)	(3,089)	(3,814)	(3,467)
Total operating profit	14,322	14,327	15,834	18,210	13,936

Interest expense	(525)	(542)	(534)	(436)	(517)
Interest income	760	391	411	332	254
Earnings from continuing operations before income taxes	$14,557	$14,176	$15,711	$18,106	$13,673

Operating profit (loss) percentage
Tactical Vehicle Systems	8.0%	7.3%	12.0%	13.3%	14.0%
Power Products	2.0	5.0	1.9	2.0	(0.2)
Engineered Products	4.4	5.8	3.2	5.1	(10.5)
Consolidated	4.6%	4.9%	5.8%	6.7%	5.3%